Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

March 8, 2010

Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, PA 17543

Susquehanna Capital II

Susquehanna Capital III

Susquehanna Capital IV

c/o Susquehanna Bancshares, Inc.

26 North Cedar Street

Lititz, PA 17543

RE:   Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for (i) Susquehanna Bancshares, Inc., a Pennsylvania corporation (the “Company”), and (ii) Susquehanna Capital II, Susquehanna Capital III and Susquehanna Capital IV, each a Delaware Statutory Trust (each, a “Trust” and collectively, the “Trusts”), in connection with the filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) by the Company and the Trusts. The Registration Statement relates to the proposed offer and sale by the Company or certain selling security holders from time to time, in one or more offerings, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of securities (the “Securities”), which may include any or all of the following: (i) shares of common stock, par value $2.00 per share, of the Company (“Common Stock”); (ii) shares of one or more series of preferred stock, no par value per share, of the Company (“Preferred Stock”); (iii) one or more series of the Company’s senior debt securities (the “Senior Debt Securities”), or subordinated debt securities (the “Subordinated Debt Securities”), which Subordinated Debt Securities may include junior subordinated debentures (“Junior Subordinated Debentures”) and such Senior Debt Securities and Subordinated Debt Securities (including Junior Subordinated Debentures) being collectively referred to herein as the “Debt Securities”); (iv) warrants to purchase Debt Securities, shares of Common Stock or Preferred Stock or any combination of such shares and Debt Securities, or other securities (“Warrants”); (v) depositary shares representing an interest in Preferred Stock (“Depositary Shares”); (vi) stock purchase contracts to purchase shares of Common Stock (the “Stock Purchase Contracts”); (vii) stock purchase units, each representing ownership of a Stock Purchase Contract and Debt Securities, Preferred Securities or debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase shares of Common Stock or other Securities under the Stock Purchase Contracts (“Stock Purchase Units”); and (viii) Capital Securities Guarantees (as defined below). The Registration Statement also relates to the proposed offer and sale from time to time in one or more offerings of capital securities of the Trusts (“Capital Securities”) and rights under a guarantee by the Company of obligations of the Trusts in respect of the Capital Securities (the “Capital Securities Guarantees”).

Capital Securities will be issued pursuant to an Amended and Restated Trust Agreement (the “Trust Agreement”), among the Company, as depositor and as the issuer of Junior Subordinated Debentures, BNY Mellon Trust of Delaware, as Delaware Trustee, The Bank of New York Mellon Trust Company, N.A., as property trustee, and the administrative trustees named therein. Capital Securities Guarantees will be issued pursuant to a Guarantee Agreement (the “Guarantee Agreement”) by the Company, as guarantor.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company (the “Articles”); (ii) the Amended and Restated By-laws of the Company (the “By-laws”); (iii) the form of the Guarantee Agreement; (iv) the form of Amended and Restated Trust Agreement; (v) the subordinated indenture (the “Subordinated Indenture”) between the Company and the Bank of New York Mellon Trust Company, N.A, as trustee (the “Trustee”); (vi) the form of senior indenture between the Company and the Trustee (the “Senior Indenture” and, together with the Subordinated Indenture, the “Indentures”); (vii) certain resolutions of the Company’s Board of Directors relating to the Registration Statement; and (viii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company and the Trusts, had or will have the power to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us and representations of officers of the Company. We have also obtained and relied upon such certificates and assurances from public officials as we have deemed necessary for the purposes of our opinions set forth below.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

•

the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the Articles, the By-laws and applicable Pennsylvania law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•

prior to the issuance of shares of one or more series of Preferred Stock or any Depositary Shares, an appropriate Statement with Respect to Shares relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the Commonwealth of Pennsylvania;

•

the Senior Debt Securities will be issued under the Senior Indenture and the Subordinated Debt Securities (including any Junior Subordinated Debentures) will be issued under the Subordinated Indenture, between the Company and the Trustee, the forms or copies of which have been attached as exhibits to the Registration Statement; that the execution, delivery and performance of the Indentures will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•

to the extent that the obligations of the Company under the Indentures may depend upon such matters, the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indentures; that the Indentures have been or will have been duly authorized, executed and delivered by the Trustee and constitute the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with their respective terms; that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indentures;

•

any Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and the financial institution identified in the Warrant Agreement as a warrant agent (each, a “Warrant Agent”) and the execution, delivery and performance of the applicable Warrant Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•

to the extent that the obligations of the Company under any Warrant Agreement may depend upon such matters, each of the parties thereto, other than the Company, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be duly qualified to engage in the activities contemplated by such Warrant Agreement; that such Warrant Agreement will have been duly authorized, executed and delivered by such party and will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; that such party will be in compliance, generally and with respect to acting as a party with respect to its obligations under such Warrant Agreement, with all applicable laws and regulations; and that such party will have the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement;

•

any Depositary Shares will be issued under one or more depositary agreements (each, a “Depositary Agreement”) between the Company and a depositary identified in the Depositary Agreement as a depositary (each, a “Depositary”), and the execution, delivery and performance of the applicable Depositary Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•

to the extent that the obligations of the Company under any Depositary Agreement may be dependent upon such matters, we assume for purposes of this opinion letter that the Depositary with respect to such Depositary Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Depositary will be duly qualified to engage in the activities contemplated by such Depositary Agreement; that such Depositary Agreement will have been duly authorized, executed and delivered by such Depositary and will constitute the legal, valid and binding obligation of such Depositary, enforceable against such Depositary in accordance with its terms; that such Depositary will be in compliance, generally and with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and that such Depositary will have the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement;

•

any Stock Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent identified in the Purchase Contract Agreement as a purchase contract agent (each, a “Purchase Contract Agent”), and the execution, delivery and performance of the applicable Purchase Contract Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•

to the extent that the obligations of the Company under any Purchase Contract Agreement may be dependent upon such matters, we assume for purposes of this opinion letter that the Purchase Contract Agent with respect to such Purchase Contract Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Contract Agent will be duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; that such Purchase Contract Agreement will have been duly authorized, executed and delivered by such Purchase Contract Agent and will constitute the legal, valid and binding obligation of such Purchase Contract Agent, enforceable against such Purchase Contract Agent in accordance with its terms; that such Purchase Contract Agent will be in compliance, generally and with respect to acting as a Purchase Contract Agent under such Purchase Contract Agreement, with all applicable laws and regulations; and that such Purchase Contract Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement;

•

any Stock Purchase Units will be issued under one or more purchase unit agreements (each, a “Purchase Unit Agreement”) between the Company and a purchase unit agent identified in the Purchase Unit Agreement as a purchase unit agent (each, a “Purchase Unit Agent”), and the execution, delivery and performance of the applicable Purchase Unit Agreement will be duly authorized by Corporate Action, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

•

to the extent that the obligations of the Company under any Purchase Unit Agreement may be dependent upon such matters, we assume for purposes of this opinion letter that the Purchase Unit Agent with respect to such Purchase Unit Agreement will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Purchase Unit Agent will be duly qualified to engage in the activities contemplated by such Purchase Unit Agreement; that such Purchase Unit Agreement will have been duly authorized, executed and delivered by such Purchase Unit Agent and will constitute the legal, valid and binding obligation of such Purchase Unit Agent, enforceable against such Purchase Unit Agent in accordance with its terms; that such Purchase Unit Agent will be in compliance, generally and with respect to acting as a Purchase Unit Agent under such Purchase Unit Agreement, with all applicable laws and regulations; and that such Purchase Unit Agent will have the requisite organizational and legal power and authority to perform its obligations under such Purchase Unit Agreement;

•

the Registration Statement and any amendments thereto (including post effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•

a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

•	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

•

a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    When the issuance and sale of shares of Common Stock have been duly authorized by Corporate Action and such shares of Common Stock have been issued and delivered against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Common Stock) in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of Common Stock), such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.    When the issuance and sale of shares of a series of Preferred Stock have been duly authorized by Corporate Action and such shares of Preferred Stock have been issued and delivered against payment for such shares (in an amount at least equal to the aggregate par value of such shares of Preferred Stock) in accordance with the terms and provisions of applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in either case, provide for payment of consideration at least equal to the aggregate par value of such shares of Preferred Stock), such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.    When the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, such Indenture has been duly executed and delivered by the Company and duly qualified under the Trust Indenture Act of 1939, as amended, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will be validly issued and will constitute valid, binding and enforceable obligations of the Company, and such Indenture will constitute a valid, binding and enforceable obligation of the Company, enforceable against the Company in accordance with its terms.

4.    When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and nonassessable shares of Preferred Stock and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Depositary Shares will entitle the holders thereof to the rights specified in the Depositary Agreement.

5.    When the Stock Purchase Contracts have been duly authorized by Corporate Action and duly executed and delivered against payment for such Stock Purchase Contracts in accordance with the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, the Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.    When the Stock Purchase Units have been duly authorized by Corporate Action and duly issued and delivered against payment for such Stock Purchase Units in accordance with the applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and assuming in the case of Stock Purchase Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, the Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.    When a Warrant Agreement providing for the specific terms of a particular issuance of Warrants has been duly authorized by Corporate Action and has been duly executed and delivered by the Company and the Warrant Agent named in such Warrant Agreement and such Warrants, conforming to the requirements of such Warrant Agreement, have been duly countersigned or authenticated, as required, by such Warrant Agent and duly executed and delivered by the Company against payment for such Warrants in accordance with the terms and provisions of such Warrant Agreement and applicable Definitive Agreements, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Warrants will be valid, binding and enforceable obligations of the Company, enforceable against the Company in accordance with their terms.

8.    When (i) the applicable Subordinated Indenture, the applicable Trust Agreement and the Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended, have been duly executed and delivered to the parties thereto; (ii) matters relating to the issuance and sale of Junior Subordinated Debentures have been authorized by Corporate Action; (iii) the issuance of the Capital Securities has been duly authorized and the Capital Securities have been validly authenticated and issued in accordance with the terms of the Trust Agreement and the applicable Definitive Agreements, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, duly delivered to the purchasers thereof against payment of the agreed consideration therefor; and (iv) Junior Subordinated Debentures have been duly executed and authenticated in accordance with the terms of the Subordinated Indenture and delivered to and paid for by the Trusts as contemplated by the Trust Agreement, the Capital Securities Guarantees will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions set forth above as to enforceability may be limited by: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; or (iv) requirements that a claim with respect to any Debt Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

The foregoing opinions are limited to the laws of the Commonwealth of Pennsylvania and the State of New York, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Validity of Securities” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP